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                                                                    EXHIBIT 21.1

                         INTELLIGENT SYSTEMS CORPORATION

           LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 2002

SUBSIDIARY NAME                                     STATE OF ORGANIZATION
---------------                                     ---------------------
ChemFree Corporation                                Georgia
Delos Payment Systems, Inc.                         Delaware
QS Technologies, Inc.                               Georgia
VISaer, Inc.                                        Delaware